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                                                                    EXHIBIT 99.1

Sun Hydraulics Corporation Reports First Quarter Results Orders Trend Rising

SARASOTA, FLA, May 6, 2003 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net sales for the quarter ended March 29, 2003, were $16.4 million, an increase of $0.9 million, or 5.8%, from the previous quarter, and an increase of $0.8 million, or 5.2%, compared to the same quarter last year. Net income for the quarter ended March 29, 2003 was $0.3 million, or 1.6% of net sales, compared to $0.1 million, or 0.8% of net sales for the same quarter last year. Both basic and diluted earnings per share for the quarter ended March 29, 2003, were $0.04 compared to $0.02 for the quarter ended March 30, 2002.

The 5.2% increase in net sales this quarter compared to the same quarter last year consisted of a 2.1% increase in domestic sales and a 7.8% increase in foreign sales. Worldwide net sales decreased approximately 2% when adjusted for the effect of exchange rates, reflecting continued softness in the capital goods markets.

Allen Carlson, Sun Hydraulics' president commented, "Sun's global presence continues to bolster the bottom line as our German and Korean operations contributed heavily to net income this quarter."


Order Trend Improves

Orders for the three months ended March 29, 2003, were $18.2 million. This was a $1.5 million, or 8.9%, increase from the three months ended March 30, 2002, and a $2.9 million, or 19.1%, increase compared to the previous quarter. The 8.8% increase from the first quarter last year included a 1.2% decrease in domestic orders and a 20.6% increase in international orders.


Outlook

The financial results for the second quarter of 2003 are projected to be similar to the second quarter of 2002 when net income per share was $0.12 and sales were $17.4 million. Management is unable to make a meaningful projection of sales for the year due to the uncertainty in global economic conditions.

Carlson concluded, "For the next few years Sun's capital investment levels will be lower than in past years. However, we will increase our marketing investments in both the U.S. and abroad. Our past capital investments have positioned us to meet customer demand as we grow and I believe we are beginning to see the early stages of an economic recovery. We will take advantage of the recovery while at the same time grow new markets."


Webcast

Sun Hydraulics Corporation will broadcast its 1st quarter financial results conference call with analysts live over the Internet at 2:30 P.M. E.T.,



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tomorrow, May 7, 2003. To listen, go to
http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under "Press Releases."


Webcast Q&A

Questions may be submitted to the Company via email after reviewing this earnings release. Sun management will then answer these and other questions during the Company's webcast.

Questions can be submitted by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the left hand menu. Scroll down to the bottom of the page and click on contact email:
investor@sunhydraulics.com, which will open an email window to type in your message. Sun Hydraulics will answer as many legitimate questions pertaining to the 1st quarter earnings release as possible during the webcast time.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.


FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets,




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including the interest rate environment and the availability of capital; (iii)
changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended March 29, 2003, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 28, 2002. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

*Please see the attached file for tables.

Contact:
Richard K. Arter
Investor Relations
941-362-1200

Richard J. Dobbyn
Chief Financial Officer
941-362-1200


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                           SUN HYDRAULICS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                         THREE MONTHS ENDED
                                                      -----------------------
                                                      MARCH 29,      MARCH 30,
                                                        2003           2002
                                                      --------       --------

NET SALES                                             $ 16,425       $ 15,613

Cost of sales                                           12,347         11,921
                                                      --------       --------

GROSS PROFIT                                             4,078          3,692

Selling, engineering and administrative expenses         3,620          3,309
                                                      --------       --------

OPERATING INCOME (LOSS)                                    458            383

Interest expense                                           140            166
Foreign currency transaction loss (gain)                   (61)            (8)
Miscellaneous expense (income)                               5             25
                                                      --------       --------

INCOME (LOSS) BEFORE INCOME TAXES                          374            200

Income tax provision (benefit)                             118             72
                                                      --------       --------

NET INCOME (LOSS)                                     $    256       $    128
                                                      ========       ========


BASIC NET INCOME (LOSS) PER SHARE                         0.04           0.02

Basic weighted average shares outstanding                6,448          6,425

DILUTED NET INCOME (LOSS) PER SHARE                       0.04           0.02

Diluted weighted average share outstanding               6,563          6,578




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                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                 MARCH 29,     DECEMBER 28,
                                                   2003           2002
                                                 ---------     ------------

ASSETS
Current assets:
  Cash and cash equivalents                      $  3,946       $  3,958
  Accounts receivable, net of allowance for
     doubtful accounts of $179 and $194             6,924          5,690
  Inventories                                       6,271          6,846
  Taxes Receivable                                      0              0
  Other current assets                                727            810
                                                 --------       --------
      Total current assets                         17,868         17,304

Property, plant and equipment, net                 43,208         43,987
Other assets                                        1,018            994
                                                 --------       --------

TOTAL ASSETS                                     $ 62,094       $ 62,285
                                                 ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $  2,036       $  1,706
  Accrued expenses and other liabilities            1,402          1,081
  Long-term debt due within one year                1,439          1,421
  Dividends payable                                   258            258
  Income taxes payable                                103             10
                                                 --------       --------
      Total current liabilities                     5,238          4,476

Long-term debt due after one year                   7,938          8,190
Deferred income taxes                               4,076          4,092
Deferred royalties                                    365            378
                                                 --------       --------

      Total liabilities                            17,617         17,136

Redeemable Common Stock                             2,250          2,250

Shareholders' equity:
  Common stock                                          6              6
  Capital in excess of par value                   22,553         22,690
  Unearned compensation related to
     outstanding restricted stock                    (138)          (170)
  Retained earnings                                19,886         19,750
  Accumulated comprehensive income                    (80)           623
                                                 --------       --------
      Total shareholders' equity                   42,227         42,899

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $ 62,094       $ 62,285
                                                 ========       ========


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                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                            THREE MONTHS ENDED
                                                          ---------------------
                                                          MARCH 29,    MARCH 30,
                                                            2003         2002
                                                          -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                $   256       $   128
Adjustments to reconcile net income to
    net cash provided by operating activities:
Depreciation and amortization                               1,316         1,320
Gain/(Loss) on disposal of assets                              --            41
Compensation expense of stock options                          --            --
Allowance for doubtful accounts                               (15)          (27)
Provision for slow moving inventory                            --            --
Provision for deferred income taxes                           (16)           (4)
(Increase) decrease in:
   Accounts receivable                                     (1,219)       (2,158)
   Inventories                                                575           (99)
   Income tax receivable                                       --           668
   Other current assets                                        83           222
   Other assets, net                                          (24)          (47)
Increase (decrease) in:
   Accounts payable                                           330           519
   Accrued expenses and other liabilities                     321            89
   Dividends payable                                           --            --
   Income taxes payable                                        93             6
   Other liabilities                                          (13)          (12)
                                                          -------       -------
Net cash from operating activities                          1,687           646

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures                                         (538)       (1,452)
Proceeds from dispositions of equipment                         1            11
                                                          -------       -------
Net cash used in investing activities                        (537)       (1,441)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from debt                                             --            --
Repayment of debt                                            (234)         (427)
Proceeds from stock issued                                     33           142
Dividends to shareholders                                    (258)         (257)
                                                          -------       -------
Net cash used in financing activities                        (459)         (542)

Effect of exchange rate changes on cash and
   cash equivalents                                          (703)           96

Net increase (decrease) in cash and cash equivalents          (12)       (1,241)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              3,958         3,611

CASH AND CASH EQUIVALENTS, END OF PERIOD                    3,946         2,370

Supplemental disclosure of cash flow information:
Cash paid/(received):
   Interest                                               $   140       $   166
   Income taxes                                           $    41       $  (598)






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SEGMENT INFORMATION IS AS FOLLOWS:


                                   United                           United
                                   States     Korea      Germany    Kingdom  Elimination  Consolidated
                                   ------     -----      -------    -------  -----------  ------------
THREE MONTHS
ENDED MARCH 29, 2003
Sales to unaffiliated customers    $10,114    $ 1,532    $ 2,266    $ 2,513     $    --     $16,425
Intercompany sales                   2,955         --          7        342      (3,304)         --
Operating income                       133        127        256       (128)         70         458
Depreciation                           925         29         91        271          --       1,316
Capital expenditures                   325         28         29        156          --         538

THREE MONTHS
ENDED MARCH 30, 2002
Sales to unaffiliated customers    $ 9,734    $ 1,563    $ 1,726    $ 2,590     $    --     $15,613
Intercompany sales                   3,050         --          6        489      (3,545)         --
Operating income                        15         79        104        245         (60)        383
Depreciation and amortization        1,044         30         71        175          --       1,320
Capital expenditures                   477         26         12        938          --       1,453



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